EXHIBIT 99.1

Investor Relations Contact:
Lori Owen
Xilinx, Inc.
(408) 879-6911
ir@xilinx.com

XILINX PROVIDES JUNE QUARTER GUIDANCE

SAN JOSE, CA, JUNE 7, 2007 -- Xilinx, Inc. (Nasdaq: XLNX) today released its business update for the June quarter of fiscal 2008.

  June quarter sales are expected to be at the low end of the prior guidance range, which called for sales to be up 1% to 5% sequentially.

  Gross margin is expected to be 62% to 63%, up from prior guidance of approximately 62%.

  Operating expenses are expected to decrease approximately 5% sequentially, an improvement from prior guidance calling for a decrease of 4% to 5% sequentially.

No conference call will be held in conjunction with this guidance revision. Additional commentary pertaining to the quarter will be available when the company reports its first quarter financial results on July 19, 2007.

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This release contains forward-looking statements and projections. Actual events and results may differ materially from those in the forward-looking statements and are subject to risks and uncertainties including the general health of global economies as well as of the semiconductor industry, a high reliance on turns business which is defined as business that is booked and shipped within the quarter, the health of our end markets and our customers' customers, our ability to forecast end customer demand, inventory levels at customers and throughout the supply chain, product mix shift to our newer products, which have lower gross margins, customer acceptance of our new products, and other risk factors listed in our most recent Form 10K.

     About Xilinx

Xilinx, Inc. (NASDAQ: XLNX) is the worldwide leader of programmable logic solutions. Additional information about Xilinx is available at http://www.xilinx.com.